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                                                                   EXHIBIT 10.51


                             CHOLESTECH CORPORATION

                               SEVERANCE AGREEMENT

      This SEVERANCE AGREEMENT (this "Agreement") is made as of April 1, 2003, by and between Cholestech Corporation (the "Company") and Donald P. Wood (the "Executive").

      WHEREAS, the Executive is employed by the Company as the Company's Vice President of Operations; and

      WHEREAS, the Company wishes to provide, the Executive is willing to accept, certain benefits and compensation in the event of the termination of Executive's employment under the terms and conditions set forth in this Agreement.

      NOW THEREFORE in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

      1. At-Will Employment. The Company and the Executive acknowledge that the Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

      2.    Severance Benefits.

            (a) Option Acceleration. If the Company terminates the Executive's employment, for any or no reason, then any unvested and outstanding stock options granted to the Executive by the Company shall accelerate as to that number of shares which would have become vested and exercisable had the Executive remained employed with the Company until the date that is 12 months after the date of such termination. Such accelerated shares shall continue to be subject to the terms and conditions of the Company's stock option plans and the applicable option agreements between the Executive and the Company. The Executive agrees and acknowledges that the remaining unvested shares of the Company subject to his stock options, excluding the accelerated shares referenced above, shall terminate immediately as of the date of such termination.

            (b) Severance Payment. If the Company terminates the Executive's employment, for any or no reason, then the Executive shall be entitled to receive a severance payment in an amount equal to 12 months of the Executive's base salary as in effect immediately prior to such termination. Such severance payment shall be in lieu of any other severance payment to which the Executive shall be entitled pursuant to any employment agreement, offer letter or the Company's then existing severance plans and policies. Such severance payment shall be payable over a period of 12 months commencing on the date of such termination in accordance with the Company's normal payment practices. In addition, during the 12 month period commencing on the date of such termination, the Company shall continue to make available to the Executive and the Executive's spouse and dependents covered under any group health plans or life insurance plans of the Company
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on the date of such termination of employment, all group health, life and other similar insurance plans in which the Executive or such covered dependents participate on the date of the Executive's termination; provided, however, that
(i) the Executive constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and (ii) the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA.

      3. Mitigation. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source. However, the Executive shall not be entitled to receive the health coverage and benefits contemplated by this Agreement in the event that the Executive receives similar health coverage and benefits as a result of new employment during the 12 month period commencing on the date of the Executive's termination.

      4. Execution of Release Agreement upon Termination. As a condition of entering into this Agreement and receiving the benefits under Section 2, the Executive agrees to execute and not revoke a release of claims agreement substantially in the form attached hereto as Exhibit A upon the termination of his employment with the Company.

      5. Non-Disparagement. The Executive agrees to refrain from any defamation, libel or slander of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns or tortious interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns.

      6.    Successors.

            (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

            (b) Executive's Successors. Without the written consent of the Company, the Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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            7.    Arbitration.

            (a) Except as provided in Section 7(d) below, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Palo Alto, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

            (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (c) The Executive understands that nothing in this Section modifies the Executive's at-will employment status. Either the Executive or the Company can terminate the employment relationship at any time, with or without cause.

            (d) THE EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. THE EXECUTIVE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING
CLAIMS:

                  (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                  (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
SECTION 201, et seq;


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                  (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND
REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

      8. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

      9. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

      10. Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      11. Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

      12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.

COMPANY:                         CHOLESTECH CORPORATION


                                 By:      /s/  Warren E. Pinckert II
                                          --------------------------------------

                                 Title:   Chief Executive Officer and President
                                          --------------------------------------



EXECUTIVE:                       /s/  Donald P. Wood
                                 -----------------------------------------------
                                 Donald P. Wood


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